SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2007

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 203-3856

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2006, we entered into a Stock Purchase Agreement (the "Agreement") with Investcol Limited ("Investol") and RNC (Colombia) Limited ("RNC"). RNC was a subsidiary of Investcol that is the beneficial holder of 94.99% of the issued and outstanding stock of Compania Minera de Caldas S.A. ("Caldas"), a Colombia corporation that (i) owns certain mining rights, (ii) has options to acquire mining rights and (iii) has exclusive rights to evaluate certain properties, all located in the Zona Alta portion of the Marmato project in Colombia. Pursuant to this Agreement, we acquired 75% of the issued and outstanding stock of RNC and had an option to acquire the remaining 25% of the issued and outstanding stock of RNC. On December 14, 2006, the parties executed the Second Amendment to the Stock Purchase Agreement (the “Second Amendment”) in order to revise the consideration required to exercise our option to acquire the remaining 25% of the issued and outstanding stock of RNC. In connection with the execution of the Second Amendment, we exercised our option to acquire an additional 15% interest in RNC, resulting in our owning 90% of RNC.

The revised terms set forth in the Second Amendment also provided that we had the option to acquire the remaining 10% interest in RNC until May 1, 2009, resulting in our owning 100% of RNC, in exchange for the purchase price of $15,000,000. This payment could be made in either cash, shares of our common stock, or any combination thereof. On August 24, 2007 the parties executed the Third Amendment to the Stock Purchase Agreement (the ”Third Amendment”) in order to revise the consideration required to exercise our option to acquire the remaining 10% of the issued and outstanding stock of RNC to a cash payment of $300,000 and the issuance of 3,00,000 shares of our common stock. Closing of the transaction is subject to applicable regulatory approval from the Toronto Stock Exchange.

In connection with the execution of the Third Amendment, we are exercising our option to acquire the additional and final 10% interest in RNC. As consideration for the acquisition of the final 10% interest in RNC, we are obligated to pay Investcol $300,000 and issue Investcol 3,000,000 shares of our common stock.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the transaction described above, we are obligated to issue 3,000,000 shares of our common stock to Investcol Limited as consideration for the exercise of our option to acquire an additional ten percent (10%) of the issued and outstanding stock of RNC, resulting in our owning 100% of RNC. These shares will be issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. The stock certificate will be issued with the appropriate legends affixed to the restricted stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Third Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ James Kopperson
James Kopperson
Chief Financial Officer
Date: August 24, 2007